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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    April 26, 2004

Rockwood Specialties Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-109686	52-2277390
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Overlook Center
Princeton, New Jersey 08540
(Address of registrant's principal executive office)

(609) 514-0300
(Registrant's telephone number)

ITEM 5. OTHER EVENTS.

        Certain subsidiaries of Rockwood Specialties Group, Inc. have agreed to acquire Dynamit Nobel AG (other than its plastics division) from mg technologies AG. The purchase agreement is subject to certain conditions. One of the conditions is the approval of the agreement by the supervisory board of mg technologies AG, which approval was obtained on April 26, 2004. A copy of the purchase agreement is furnished as Exhibit 99.1 to this report and incorporated in this Item 5 by reference.

ITEM 7(c). EXHIBITS.

Exhibit No.	Description
99.1	Purchase Agreement.
99.2	Presentation on preliminary first quarter results and the acquisition of Dynamit Nobel.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

        On April 30, 2004, Rockwood Specialties Group, Inc. issued a press release announcing a webcast presentation to be held on May 4, 2004 regarding the company's preliminary results for the quarter ended March 31, 2004 and its pending acquisition of Dynamit Nobel AG (other than its plastics division). A copy of the presentation is furnished as Exhibit 99.2 to this report and incorporated in this Item 12 by reference.

        The information furnished in Item 12 and Exhibit 99.2 on this Current Report on Form 8-K shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockwood Specialties Group, Inc.
By:	/s/ THOMAS J. RIORDAN
	Name:	Thomas J. Riordan
	Title:	Vice President & Secretary, Law & Administration

Dated: May 4, 2004

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  ITEM 5. OTHER EVENTS.
  ITEM 7(c). EXHIBITS.
  ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
SIGNATURES